PERFORMANCE CALCULATION
                               COLONIAL FLORIDA TAX-EXEMPT FUND - CLASS C
                                         FISCAL YEAR END: 1/31/98
                                          INCEPTION DATE: 8/1/97

                                                  SINCE INCEPTION
                                                 8/1/97 TO 1/31/98

                                    Standard                    Non-Standard
Initial Inv.                     $1,000.00                       $1,000.00
Amt. Invested                    $1,000.00                       $1,000.00
Initial NAV                          $7.71                           $7.71
Initial Shares                      129.702                         129.702
Shares From Dist.                    2.971                            2.971
End of Period NAV                    $7.79                           $7.79
CDSC Rate                            1.00%
Total Return                         2.35%                            3.35%
Average Annual
  Total Return                       N/A                              N/A